UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): February 26, 2026

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On February 26, 2026, Boston Scientific Corporation (the “Company”) entered into a $3.000 billion revolving credit agreement (the “2026 Revolving Credit Agreement”) by and among the Company, as borrower, the several lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. The Company may borrow from time to time up to $3,000,000,000 in revolving credit loans under the 2026 Revolving Credit Agreement. The 2026 Revolving Credit Agreement matures on February 26, 2031, with one-year extension options subject to certain conditions, including certain lender approvals. Capitalized terms used in this section but not defined herein shall have the respective meanings set forth in the 2026 Revolving Credit Agreement.

Loans under the 2026 Revolving Credit Agreement will bear interest at (a) the Term SOFR determined for the interest period plus the applicable margin based on the credit rating of the Company for its long term senior unsecured debt (its “Credit Rating”) for SOFR Loans, (b) Alternate Base Rate (“ABR”) plus the applicable margin based on the Credit Rating for ABR Loans, (c) the Eurocurrency Rate plus the applicable margin based on the Credit Rating for Multicurrency Loans, and (d) for Competitive Advance Facility (“CAF”) Advances, at either (i) a fixed rate plus (or minus) a margin or (ii) the Eurocurrency Rate for CAF Advances denominated in an Available Foreign Currency (or Term SOFR, for Dollar-denominated CAF Advances) plus (or minus) a margin, in each case as specified in the applicable CAF Advance Offer for CAF Advances. In addition, the Company will pay a facility fee based on the Company’s Credit Rating and the total amount of revolving credit commitments (generally irrespective of usage) under the 2026 Revolving Credit Agreement.

The 2026 Revolving Credit Agreement contains customary representations, warranties, and covenants. The 2026 Revolving Credit Agreement also contains customary events of default, which may result in the termination of Commitments and acceleration of any outstanding Loans.

The 2026 Revolving Credit Agreement requires that the Company maintain a Maximum Leverage Ratio of 3.75x; provided that for the four consecutive fiscal quarters ended immediately following the consummation of a Qualified Acquisition (any acquisition or series of related acquisitions for which the Indebtedness incurred to finance the purchase price plus any Indebtedness assumed exceeds $1,000,000,000 and for which the Company notifies the administrative agent that such transaction is a Qualified Acquisition under the 2026 Revolving Credit Agreement), the Maximum Leverage Ratio shall be 4.75x, and shall be decreased to 4.50x, 4.25x, and 4.00x, for each of the next three fiscal quarter-ends after such four fiscal quarter-ends, respectively, and then to 3.75x for each fiscal quarter-end thereafter. The Company is permitted to exclude from Consolidated EBITDA, among other things, (i) any Non-Cash Charges, and (ii) any Cash Litigation Payments provided that the aggregate amount of such Cash Litigation Payments since December 31, 2025 shall not exceed $1,160,000,000.

A copy of the 2026 Revolving Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the 2026 Revolving Credit Agreement is qualified in its entirety by reference to the full text of the 2026 Revolving Credit Agreement.

364-Day Revolving Credit Agreement

On February 26, 2026, the Company entered into a $2.000 billion 364-day revolving credit agreement (the “364-Day Revolving Credit Agreement”) by and among the Company, as borrower, the several lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. The Company may borrow from time to time up to $2,000,000,000 in revolving credit loans under the 364-Day Revolving Credit Agreement. The 364-Day Revolving Credit Agreement matures on the date that is 364 days from the earlier of (i) the date that any loans under the 364-Day Revolving Credit Agreement are available to be drawn on, or (ii) the closing of the Company’s acquisition of Penumbra, Inc. (“Penumbra”), pursuant to that certain Agreement and Plan of Merger, dated as of January 14, 2026, (the “Merger Agreement” and the transactions contemplated thereby to be consummated by the Company, the “Acquisition”), by and among the Company, Pinehurst Merger Sub, Inc., a subsidiary of the Company, and Penumbra. Capitalized terms used in this section but not defined herein shall have the respective meanings set forth in the 364-Day Revolving Credit Agreement.

Loans under the 364-Day Revolving Credit Agreement will bear interest at (a) Term SOFR determined for the interest period plus the applicable margin based on the Credit Rating for SOFR Loans, (b) ABR plus the applicable margin based on the Credit Rating for ABR Loans, and (c) the Eurocurrency Rate plus the applicable margin based on the Credit Rating for Multicurrency Loans. In addition, the Company will pay a facility fee based on the Company’s Credit Rating and the total amount of revolving credit commitments (generally irrespective of usage) under the 364-Day Revolving Credit Agreement. The Company will also pay a ticking fee based on the Credit Rating on the undrawn portion of the Commitments, accruing from 120 days after the effective date of the 364-Day Revolving Credit Agreement.

The 364-Day Revolving Credit Agreement contains substantially similar representations, warranties, covenants, events of default, and financial covenants (including requirements with respect to the Maximum Leverage Ratio) as the 2026 Revolving Credit Agreement.

A copy of the 364-Day Revolving Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the 364-Day Revolving Credit Agreement is qualified in its entirety by reference to the full text of the 364-Day Revolving Credit Agreement.

364-Day Delayed Draw Term Loan Agreement

On February 26, 2026, the Company entered into a $6.000 billion term loan credit agreement (the “Term Loan Credit Agreement” and together with the 2026 Revolving Credit Agreement and the 364-Day Revolving Credit Agreement, the “2026 Credit Agreements”) by and among the Company, as borrower, the several lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. Under the Term Loan Credit Agreement, the Company may borrow (i) a 364-day delayed draw term loan in an aggregate principal amount of up to $1.000 billion, which may be drawn to fund the Acquisition at Closing, and (ii) a 364-day delayed draw term loan in an aggregate principal amount of up to $5.000 billion, which may be drawn to fund the Acquisition at Closing and, if so drawn, shall be repaid or refinanced with the proceeds of any subsequent equity issuance or debt incurrence (subject to certain exceptions) by the Company. Capitalized terms used in this section but not defined herein shall have the respective meanings set forth in the Term Loan Credit Agreement.

The Tranche A Loans and Tranche B Loans may only be drawn on the Closing Date, which is the date on which the Acquisition is consummated and all conditions precedent to borrowing under the Term Loan Credit Agreement (including certain conditions precedent with respect to the Acquisition Agreement) have been satisfied or waived. Both tranches mature 364 days after the Closing Date. Tranche A Loans and Tranche B Loans, once repaid or prepaid, may not be reborrowed. Prior to the Closing Date, the Tranche B Commitments will be automatically reduced on a dollar-for-dollar basis by 100% of the net cash proceeds received by the Company from any equity issuance or debt incurrence (subject to certain exceptions). After the Closing Date, the Company is required to prepay outstanding Tranche B Loans on a dollar-for-dollar basis with 100% of the net cash proceeds received from any equity issuance or debt incurrence (subject to certain exceptions).

Loans under the Term Loan Credit Agreement will bear interest at (a) Term SOFR determined for the interest period plus the applicable margin based on the Credit Rating for SOFR Loans, and (b) ABR plus the applicable margin based on the Credit Rating for ABR Loans. In addition, the Company will pay a ticking fee based on the Credit Rating on the undrawn portion of the Tranche A Commitments and the Tranche B Commitments, in each case, accruing from 120 days after the effective date of the Term Loan Credit Agreement. The Company will also pay a duration fee equal to 0.10% per annum on the aggregate outstanding principal amount of Tranche B Loans, payable 90 days following the Closing Date.

The Term Loan Credit Agreement contains substantially similar representations, warranties, covenants, events of default, and financial covenants (including requirements with respect to the Maximum Leverage Ratio) as the 2026 Revolving Credit Agreement and the 364-Day Revolving Credit Agreement.

A copy of the Term Loan Credit Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the 2026 Revolving Credit Agreement, on February 26, 2026, the Company terminated a prior revolving credit agreement, dated as of May 10, 2021, as amended by that certain Amendment to the Credit Agreement dated as of December 21, 2022, the Second Amendment to the Credit Agreement, dated as of March 1, 2023, and the Third Amendment to the Credit Agreement, dated as of May 10, 2024, by and among the Company, as borrower, the several lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (the “2021 Revolving Credit Agreement”).

For more information regarding the 2021 Revolving Credit Agreement, see the description of the 2021 Revolving Credit Agreement contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 17, 2026, which includes a copy of the 2021 Revolving Credit Agreement and the amendments thereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. Such descriptions and exhibits are incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

With respect to the 2026 Credit Agreements, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
10.1    Credit Agreement, dated as of February 26, 2026, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2    Credit Agreement, dated as of February 26, 2026, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.3    Term Loan Credit Agreement, dated as of February 26, 2026, by and among Boston Scientific Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2026	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary